Exhibit (17)(d)

Statement of assets and liabilities

August 31, 2010

Assets:
Investment in Liquid Reserves Portfolio, at value	$8,157,157,588
Receivable for Fund shares sold	143,433
Prepaid expenses	123,813

Total Assets	8,157,424,834

Liabilities:
Distributions payable	574,046
Payable for Fund shares repurchased	272,533
Investment management fee payable	129,710
Distribution fees payable	121,712
Trustees’ fees payable	16,699
Accrued expenses	181,490

Total Liabilities	1,296,190

Total Net Assets	$8,156,128,644

Net Assets:
Par value (Note 5)	$81,601
Paid-in capital in excess of par value	8,163,253,867
Accumulated net realized loss on investment	(7,206,824)

Total Net Assets	$8,156,128,644

Shares Outstanding:
Institutional Shares	6,930,067,778
SVB Liquid Reserves Shares	87,111,983
SVB Institutional Liquid Reserves Shares	1,142,884,853

Net Asset Value:
Institutional Shares	$1.00
SVB Liquid Reserves Shares	$1.00
SVB Institutional Liquid Reserves Shares	$1.00

See Notes to Financial Statements.

Western Asset Institutional Liquid Reserves 2010 Annual Report	5

Statement of operations

For the Year Ended August 31, 2010

Investment Income:
Income from Liquid Reserves Portfolio	$24,274,388
Allocated waiver from Liquid Reserves Portfolio	231,905
Allocated expenses from Liquid Reserves Portfolio	(6,707,561)

Total Investment Income	17,798,732

Expenses:
Investment management fee (Note 2)	6,856,245
Distribution fees (Notes 2 and 3)	5,477,742
Treasury Guarantee Program fees (Note 9)	924,506
Legal fees	316,619
Insurance	163,465
Shareholder reports (Note 3)	121,529
Registration fees	117,289
Trustees’ fees	105,099
Transfer agent fees (Note 3)	61,849
Audit and tax	27,502
Miscellaneous expenses	48,001

Total Expenses	14,219,846
Less: Fee waivers and/or expense reimbursements (Notes 2 and 3)	(9,346,223)

Net Expenses	4,873,623

Net Investment Income	12,925,109

Net Realized Gain on Investments From Liquid Reserves Portfolio	681,395

Increase in Net Assets From Operations	$13,606,504

See Notes to Financial Statements.

6	Western Asset Institutional Liquid Reserves 2010 Annual Report

Statements of changes in net assets

For the Years Ended August 31,	2010	2009

Operations:
Net investment income	$12,925,109	$121,916,192
Net realized gain	681,395	1,713,424
Change in net unrealized appreciation (depreciation)	—	40,821,959
Increase in Net Assets From Operations	13,606,504	164,451,575

Distributions to Shareholders From (Notes 1 and 4):
Net investment income	(12,925,109)	(122,056,433)
Decrease in Net Assets From Distributions to Shareholders	(12,925,109)	(122,056,433)

Fund Share Transactions (Note 5):
Net proceeds from sale of shares	45,136,519,451	51,494,340,880
Reinvestment of distributions	9,279,317	97,848,426
Cost of shares repurchased	(44,000,151,476)	(59,653,932,279)
Increase (Decrease) in Net Assets From Fund Share Transactions	1,145,647,292	(8,061,742,973)
Increase (Decrease) in Net Assets	1,146,328,687	(8,019,347,831)

Net Assets:
Beginning of year	7,009,799,957	15,029,147,788
End of year	$8,156,128,644	$7,009,799,957

See Notes to Financial Statements.

Western Asset Institutional Liquid Reserves 2010 Annual Report	7

Financial highlights

For a share of each class of beneficial interest outstanding throughout each year ended August 31:

Institutional Shares†	2010	2009	2008	2007	2006

Net asset value, beginning of year	$1.000	$1.000	$1.000	$1.000	$1.000

Income (loss) from operations:
Net investment income	0.002	0.015	0.039	0.053	0.044
Net realized and unrealized gain (loss)[1]	0.000	0.000	(0.000)	0.000	(0.000)

Total income from operations	0.002	0.015	0.039	0.053	0.044

Less distributions from:
Net investment income	(0.002)	(0.015)	(0.039)	(0.053)	(0.044)

Total distributions	(0.002)	(0.015)	(0.039)	(0.053)	(0.044)

Net asset value, end of year	$1.000	$1.000	$1.000	$1.000	$1.000

Total return[2]	0.22%	1.45%[3]	3.98%[3]	5.38%	4.49%

Net assets, end of year (millions)	$6,927	$5,258	$11,281	$16,371	$10,261

Ratios to average net assets:
Gross expenses[4]	0.31%[5]	0.35%[5]	0.29%	0.28%[6]	0.31%
Net expenses[4,7,8]	0.15 [5]	0.22 [5]	0.10	0.11 [6]	0.13
Net investment income	0.22	1.48	4.07	5.25	4.25

[1]	Amount represents less than $0.0005 per share.
[2]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]	If the Portfolio had not entered into the Letter and Capital Support Agreements related to certain investments in structured securities, the total return would have been lower.
[4]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses.
[5]

Included in the expense ratios are the Treasury Guarantee Program fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.30% and 0.14%, respectively, for the year ended August 31, 2010 and 0.32% and 0.19%, respectively, for the year ended August 31, 2009.

[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would not have changed.

[7]

As a result of an expense limitation agreement, the ratio of expenses, other than brokerage, interest, taxes and extraordinary expenses, to average net assets of Institutional Shares will not exceed 0.20% until December 31, 2011.

[8]	Reflects fee waivers and/or expense reimbursements.
†	Effective May 31, 2010, Class A shares were renamed Institutional shares.

See Notes to Financial Statements.

8	Western Asset Institutional Liquid Reserves 2010 Annual Report

For a share of each class of beneficial interest outstanding throughout each year ended August 31:
SVB Liquid Reserves Shares	2010	2009	2008	2007	2006

Net asset value, beginning of year	$1.000	$1.000	$1.000	$1.000	$1.000

Income (loss) from operations:
Net investment income	0.000 [1]	0.010	0.035	0.048	0.039
Net realized and unrealized gain (loss)[1]	0.000	0.000	(0.000)	0.000	(0.000)

Total income from operations	0.000 [1]	0.010	0.035	0.048	0.039

Less distributions from:
Net investment income	(0.000)[1]	(0.010)	(0.035)	(0.048)	(0.039)

Total distributions	(0.000)[1]	(0.010)	(0.035)	(0.048)	(0.039)

Net asset value, end of year	$1.000	$1.000	$1.000	$1.000	$1.000

Total return[2]	0.01%	1.05%[3]	3.53%[3]	4.91%	4.02%

Net assets, end of year (millions)	$87	$136	$200	$168	$162

Ratios to average net assets:
Gross expenses[4]	0.70%[5]	0.71%[5]	0.65%	0.63%[6]	0.65%
Net expenses[4,7,8]	0.37 [5,9]	0.62 [5]	0.55	0.56 [6]	0.57
Net investment income	0.01	1.06	3.38	4.80	3.91

[1]	Amount represents less than $0.0005 per share.
[2]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]	If the Portfolio had not entered into the Letter and Capital Support Agreements related to certain investments in structured securities, the total return would have been lower.
[4]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses.
[5]

Included in the expense ratios are the Treasury Guarantee Program fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.68% and 0.35%, respectively, for the year ended August 31, 2010 and 0.67% and 0.58%, respectively, for the year ended August 31, 2009.

[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would not have changed.

[7]

As a result of an expense limitation, the ratio of expenses, other than brokerage, interest, taxes and extraordinary expenses, to average net assets of SVB Liquid Reserves Shares will not exceed 0.60% until December 31, 2011.

[8]	Reflects fee waivers and/or expense reimbursements.
[9]	In order to maintain a minimum yield of 0.01%, additional waivers were implemented.

See Notes to Financial Statements.

Western Asset Institutional Liquid Reserves 2010 Annual Report	9

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended August 31:

SVB Institutional Liquid Reserves Shares	2010	2009	2008	2007	2006

Net asset value, beginning of year	$1.000	$1.000	$1.000	$1.000	$1.000

Income (loss) from operations:
Net investment income	0.001	0.014	0.038	0.052	0.043
Net realized and unrealized gain (loss)[1]	0.000	0.000	(0.000)	0.000	(0.000)

Total income from operations	0.001	0.014	0.038	0.052	0.043

Less distributions from:
Net investment income	(0.001)	(0.014)	(0.038)	(0.052)	(0.043)

Total distributions	(0.001)	(0.014)	(0.038)	(0.052)	(0.043)

Net asset value, end of year	$1.000	$1.000	$1.000	$1.000	$1.000

Total return[2]	0.12%	1.37%[3]	3.89%[3]	5.27%	4.39%

Net assets, end of year (millions)	$1,142	$1,616	$3,548	$3,944	$3,478

Ratios to average net assets:
Gross expenses[4]	0.34%[5]	0.38%[5]	0.29%	0.28%[6]	0.30%
Net expenses[4,7,8]	0.25 [5]	0.30 [5]	0.19	0.21 [6]	0.22
Net investment income	0.12	1.52	3.87	5.15	4.31

[1]	Amount represents less than $0.0005 per share.
[2]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]	If the Portfolio had not entered into the Letter and Capital Support Agreements related to certain investments in structured securities, the total return would have been lower.
[4]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses.
[5]

Included in the expense ratios are the Treasury Guarantee Program fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.32% and 0.23%, respectively, for the year ended August 31, 2010 and 0.32% and 0.24%, respectively, for the year ended August 31, 2009.

[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would not have changed.

[7]

As a result of an expense limitation agreement, the ratio of expenses, other than brokerage, interest, taxes and extraordinary expenses, to average net assets of SVB Institutional Liquid Reserves Shares will not exceed 0.24% until December 31, 2011.

[8]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

10	Western Asset Institutional Liquid Reserves 2010 Annual Report

Notes to financial statements

1. Organization and significant accounting policies

Western Asset Institutional Liquid Reserves (formerly known as Western Asset / CitiSM Institutional Liquid Reserves) (the “Fund”) is a separate diversified investment series of Legg Mason Partners Institutional Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Fund invests all of its investable assets in Liquid Reserves Portfolio (the “Portfolio”), a separate investment series of Master Portfolio Trust, that has the same objective as the Fund.

The financial statements of the Portfolio, including the schedule of investments, are contained elsewhere in this report and should be read in conjunction with the Fund’s financial statements.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. The Fund records its investment in the Portfolio at value. The value of such investment in the Portfolio reflects the Fund’s proportionate interest (22.9% at August 31, 2010) in the net assets of the Portfolio.

The Fund has adopted Statement of Financial Accounting Standards Board Codification Topic 820 (formerly, Statement of Financial Accounting Standards No. 157) (“ASC Topic 820”). ASC Topic 820 disclosure and valuation of securities held by the Portfolio are discussed in Note 1(a) of the Portfolio’s Notes to Financial Statements, which are included elsewhere in this report.

(b) Investment income. The Fund earns income, net of Portfolio expenses, daily based on its investment in the Portfolio.

(c) Credit and market risk. Investments in securities that are collateralized by residential real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments and may result in a lack of correlation between their credit ratings and values.

(d) Expenses. The Fund bears all costs of its operations other than expenses specifically assumed by the manager. Expenses incurred by the Trust with respect to any two or more funds in the series are allocated in proportion to the net assets of each fund, except when allocations of direct expenses to each fund can otherwise be made fairly. Expenses directly attributable to a fund are charged to that fund. The Fund’s share of the Portfolio’s expenses is charged against and reduces the amount of the Fund’s investment in the Portfolio.

Western Asset Institutional Liquid Reserves 2010 Annual Report	11

(e) Method of allocation. All the net investment income and realized gains and losses of the Portfolio are allocated pro rata, based on respective ownership interests, among the Fund and other investors in the Portfolio at the time of such determination.

(f) Distributions to shareholders. Distributions on the shares of the Fund are declared as of 4:00 p.m. Eastern Time, each business day to shareholders of record, and are paid monthly. Distributions of net realized gains, if any, are declared at least annually. Distributions are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(g) Share class accounting. Investment income, common expenses and realized gains (losses) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that share class.

12	Western Asset Institutional Liquid Reserves 2010 Annual Report

Notes to financial statements (cont’d)

(h) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on federal income tax returns for all open tax years and has concluded that as of August 31, 2010, no provision for income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by Internal Revenue Service and state departments of revenue.

(i) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

	Net Investment Income	Accumulated Net Realized Loss	Paid-in Capital
(a)	$(3,270,854)	—	$3,270,854
(b)	3,270,854	$(3,270,854)	—

(a)	Reclassifications are primarily due to distributions paid in connection with the redemption of Fund shares and expenses deductible for book not tax.
(b)	Reclassifications are primarily due to book/tax differences in the treatment of partnership interest.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s and the Portfolio’s investment manager. Western Asset Management Company (“Western Asset”) is the Fund’s and the Portfolio’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreements, the Fund and the Portfolio pay an investment management fee, calculated daily and paid monthly, at an annual rate of the Fund’s and the Portfolio’s average daily net assets in accordance with the following breakpoint schedule:

Average Daily Net Assets	Portfolio	Fund	Total
First $1 billion	0.100%	0.150%	0.250%
Next $1 billion	0.100	0.125	0.225
Next $3 billion	0.100	0.100	0.200
Next $5 billion	0.100	0.075	0.175
Over $10 billion	0.100	0.050	0.150

LMPFA provides administrative and certain oversight services to the Fund. LMPFA delegates to the subadviser the day-to-day portfolio management of the Fund. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Fund.

Western Asset Institutional Liquid Reserves 2010 Annual Report	13

As a result of an expense limitation agreement between the Fund and LMPFA, the ratio of expenses other than brokerage, interest, taxes and extraordinary expenses, to average net assets of Institutional Shares, SVB Liquid Reserves Shares and SVB Institutional Liquid Reserves Shares will not exceed 0.20%, 0.60% and 0.24%, respectively. This expense limitation cannot be terminated prior to December 31, 2011 without the Board of Trustees’ consent.

The manager has voluntarily undertaken to limit fund expenses in order to maintain a minimum yield. Such expense limitations may fluctuate daily and are voluntary and temporary and may be terminated by the manager at any time without notice.

During the year ended August 31, 2010, fees waived and/or expenses reimbursed amounted to $5,421,059.

The manager is permitted to recapture amounts previously forgone or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the expense

14	Western Asset Institutional Liquid Reserves 2010 Annual Report

limitation (“expense cap”) in effect at the time the fees were earned or the expense incurred. In no case will the manager recapture any amount that would result, on any particular business day of the Fund, in the class’ total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

Legg Mason Investor Services, LLC, a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Class specific expenses, waivers and/or reimbursements

The Fund has adopted a Rule 12b-1 distribution and service plan and under that plan the Fund pays a fee with respect to its Institutional Shares, SVB Liquid Reserves shares and SVB Institutional Liquid Reserves shares calculated at the annual rate not to exceed 0.10%, 0.45% and 0.10% of the average daily net assets of each class, respectively. Effective May 31, 2010, the Fund’s Rule 12b-1 distribution and service plan was discontinued on the Institutional Shares. Distribution fees are accrued daily and paid monthly.

For the year ended August 31, 2010, class specific expenses were as follows:

	Distribution Fees*		Transfer Agent Fees	Shareholder Reports Expenses†
Institutional Shares‡	$3,680,402	**	$48,866	$1,943
SVB Liquid Reserves Shares	436,348		5,855	566
SVB Institutional Liquid Reserves Shares	1,360,992		7,128	990

Total	$5,477,742		$61,849	$3,499

*	Amounts shown are exclusive of waivers. The distribution fees waived for the year ended August 31, 2010 amounted to $3,680,402 for Institutional Shares, $160,342 for SVB Liquid Reserves Shares and $84,420 for SVB Institutional Liquid Reserves Shares. Such waivers are voluntary and may be reduced or terminated at any time.
**	For the period September 1, 2009 through May 30, 2010.
†	For the period September 1, 2009 through September 16, 2009. Subsequent to September 16, 2009 these expenses were accrued as common fund expenses.
‡	Effective May 31, 2010, Class A shares were renamed Institutional Shares.

For the year ended August 31, 2010, waivers and/or reimbursements by class were as follows:

Waivers/ Reimbursements
Institutional Shares†	$7,824,084
SVB Liquid Reserves Shares	320,050
SVB Institutional Liquid Reserves Shares	1,202,089

Total	$9,346,223

†	Effective May 31, 2010, Class A shares were renamed Institutional Shares.

4. Distributions to shareholders by class

	Year Ended August 31, 2010	Year Ended August 31, 2009
Net Investment Income:

Western Asset Institutional Liquid Reserves 2010 Annual Report	15

Institutional Shares†	$11,258,167	$90,947,856
SVB Liquid Reserves Shares	9,825	1,571,509
SVB Institutional Liquid Reserves Shares	1,657,117	29,537,068

Total	$12,925,109	$122,056,433

†	Effective May 31, 2010, Class A shares were renamed Institutional Shares.

16	Western Asset Institutional Liquid Reserves 2010 Annual Report

Notes to financial statements (cont’d)

5. Shares of beneficial interest

At August 31, 2010, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each class of shares represents an identical interest and has the same right, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Transactions in shares of each class were as follows:

	Year Ended August 31, 2010	Year Ended August 31, 2009
Institutional Shares†
Shares sold	43,923,828,237	49,886,575,671
Shares issued on reinvestment	7,612,383	66,732,877
Shares repurchased	(42,263,129,057)	(56,009,777,188)

Net increase (decrease)	1,668,311,563	(6,056,468,640)

SVB Liquid Reserves Shares
Shares sold	75,600,736	231,884,219
Shares issued on reinvestment	9,826	1,571,694
Shares repurchased	(124,927,745)	(297,576,918)

Net decrease	(49,317,183)	(64,121,005)

SVB Institutional Liquid Reserves Shares
Shares sold	1,137,090,478	1,375,880,990
Shares issued on reinvestment	1,657,108	29,543,855
Shares repurchased	(1,612,094,674)	(3,346,578,173)

Net decrease	(473,347,088)	(1,941,153,328)

†	Effective May 31, 2010, Class A shares were renamed Institutional Shares.

Because the Fund has maintained a $1.00 net asset value per share from inception, the number of shares sold, shares issued on reinvestment of dividends declared, and shares repurchased, is equal to the dollar amount shown in the Statements of Changes in Net Assets for the corresponding capital share transactions.

6. Income tax information and distributions to shareholders

Subsequent to the fiscal year end, the Fund has made the following distributions:

Record Date Payable Date	Institutional Shares†	SVB Liquid Reserves Shares	SVB Institutional Liquid Reserves Shares
Daily
09/30/2010	$0.000238	$0.000009	$0.000156

†	Effective May 31, 2010, Class A shares were renamed Institutional Shares.

The tax character of distributions paid during the fiscal years ended August 31, was as follows:

	2010	2009
Distributions Paid From:
Ordinary income	$12,925,109	$122,056,433

Western Asset Institutional Liquid Reserves 2010 Annual Report	17

As of August 31, 2010, the components of accumulated earnings on a tax basis were as follows:

Undistributed ordinary income — net	$48,270
Capital loss carryforward*	(7,206,824)
Other book/tax temporary differences (a)	(48,270)

Total accumulated earnings/(losses) — net	$(7,206,824)

*	During the taxable year ended August 31, 2010, the Fund utilized $681,395 of its capital loss carryforward available from prior years. As of August 31, 2010, the Fund had the following net capital loss carryforward remaining:

Year of Expiration	Amount
8/31/2015	$(1,009,991)
8/31/2017	(6,196,833)

$(7,206,824)

This amount will be available to offset any future taxable capital gains.

(a)	Other book/tax temporary differences are attributable primarily to book/tax differences in the timing of the deductibility of various expenses.

7. Legal matters

Beginning in May 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (“CGM”), a former distributor of the Fund and other affiliated funds (collectively, the “Funds”) and a number of its then affiliates, including Smith Barney Fund Management LLC (“SBFM”) and Salomon Brothers Asset Management Inc. (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to replead as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against Citigroup Asset Management, SBAM and SBFM

18	Western Asset Institutional Liquid Reserves 2010 Annual Report

as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Fund was not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the funds or any of their Board Members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

On December 3, 2007, the court granted the Defendants’ motion to dismiss, with prejudice. On January 2, 2008, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals. The appeal was fully

Western Asset Institutional Liquid Reserves 2010 Annual Report	19

Notes to financial statements (cont’d)

briefed and oral argument before the U.S. Court of Appeals for the Second Circuit took place on March 5, 2009. The parties currently are awaiting a decision from the U.S. Court of Appeals for the Second Circuit.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed in the future.

8. Other matters

On or about May 30, 2006, John Halebian, a purported shareholder of Western Asset New York Tax Free Money Market Fund (prior to May 31, 2010, the Fund was known as Western Asset / CitiSM New York Tax Free Reserves, and prior to June 1, 2009, as CitiSM New York Tax Free Reserves), a series of Legg Mason Partners Money Market Trust, formerly a series of CitiFunds Trust III (the “Subject Trust”), filed a complaint in the United States District Court for the Southern District of New York against the independent trustees of the Subject Trust (Elliott J. Berv, Donald M. Carlton, A. Benton Cocanougher, Mark T. Finn, Stephen Randolph Gross, Diana R. Harrington, Susan B. Kerley, Alan G. Merten and R. Richardson Pettit).

The Subject Trust is also named in the complaint as a nominal defendant. The complaint alleges both derivative claims on behalf of the Subject Trust and class claims on behalf of a putative class of shareholders of the Subject Trust in connection with the 2005 sale of Citigroup’s asset management business to Legg Mason and the related approval of new investment advisory agreements by the trustees and shareholders. In the derivative claim, the plaintiff alleges, among other things, that the independent trustees breached their fiduciary duty to the Subject Trust and its shareholders by failing to negotiate lower fees or seek competing bids from other qualified investment advisers in connection with Citigroup’s sale to Legg Mason. In the claims brought on behalf of the putative class of shareholders, the plaintiff alleges that the independent trustees violated the proxy solicitation requirements of the 1940 Act, and breached their fiduciary duty to shareholders, by virtue of the voting procedures, including “echo voting,” used to obtain approval of the new investment advisory agreements and statements made in a proxy statement regarding those voting procedures. The plaintiff alleges that the proxy statement was misleading because it failed to disclose that the voting procedures violated the 1940 Act. The relief sought includes an award of damages, rescission of the advisory agreement, and an award of costs and attorney fees.

In advance of filing the complaint, Mr. Halebian’s lawyers made written demand for relief on the Board of the Subject Trust, and the Board’s independent trustees formed a demand review committee to investigate the matters raised in the demand, and subsequently in the complaint, and recommend a course of action to the Board. The committee, after a thorough review, determined that the independent trustees did not breach their fiduciary duties as alleged by Mr. Halebian, and that the action demanded by Mr. Halebian would not be in the best interests of the Subject Trust. The Board of the Subject Trust (the trustee who is an “interested person” of the Subject Trust, within the meaning of the 1940 Act, having recused himself from the matter), after receiving and considering the committee’s report and based upon the findings of the committee, subsequently also determined and, adopting the recommendation of the committee, directed counsel to move to dismiss Mr. Halebian’s complaint. A motion to dismiss was filed on October 23, 2006. Opposition papers were filed on or about December 7, 2006. The complaint was dismissed on July 31, 2007. Mr. Halebian filed an appeal in the U.S. Court of Appeals for the Second Circuit. On December 29, 2009, the U.S. Court of Appeals for the Second Circuit reserved judgment after determining that the propriety of the district court’s dismissal depended upon an unsettled question of Massachusetts state law regarding the statute governing derivative proceedings was better addressed by

20	Western Asset Institutional Liquid Reserves 2010 Annual Report

a Massachusetts court and certified the question to the Massachusetts Supreme Judicial Court. On August 23, 2010, the Massachusetts Supreme Judicial Court answered the certified question, concluding that a derivative action must be dismissed under applicable state law following a corporation’s independent determination, made in good faith and after reasonable inquiry, that maintenance of the derivative proceeding is not in the best interests of the corporation, regardless whether the derivative complaint has been filed before or after the corporation’s rejection of the

Western Asset Institutional Liquid Reserves 2010 Annual Report	21

shareholder’s demand. The answer will be conveyed to the U.S. Court of Appeals for the Second Circuit and the parties await a decision of that Court.

9.Treasury guarantee

The Fund elected to participate in the U.S. Treasury Department’s Temporary Guarantee Program for money market funds (the “Guarantee Program”). Under the Guarantee Program, the U.S. Treasury guaranteed the $1.00 per share value of fund shares outstanding as of September 19, 2008, subject to certain terms and limitations.

Only shareholders who held shares as of September 19, 2008 were eligible to participate in the guarantee. Those shareholders were able to purchase and redeem shares in their account during the period covered by the Guarantee Program. However, the number of shares covered by the guarantee could not have exceeded the number of shares held by the shareholder at the close of business on September 19, 2008. Thus, to the extent the overall value of a shareholder’s account increased after September 19, 2008, the amount of the increase would not have been covered by the guarantee.

The initial term of the Guarantee Program terminated on December 18, 2008, but was extended by the Treasury Department until April 30, 2009. The Treasury Department had further extended the Guarantee Program through September 18, 2009. The Fund elected to participate in these extensions.

In order to participate in the Guarantee Program during the initial term, the Fund paid a participation fee of 0.01% of the Fund’s net asset value as of September 19, 2008. The fee for participation in each extension was 0.015%. These fees were not covered by any expense cap that was in effect at the time.

The Guarantee Program expired as of the close of business on September 18, 2009.

10.	Regulatory matter

The Securities and Exchange Commission (“SEC”) adopted amendments to Rule 2a-7 and certain other rules under the 1940 Act concerning the operation and regulation of money market funds. These new rules and amendments became effective May 5, 2010, unless otherwise specified in the rule release. The rule amendments and new rules, among other things, tighten portfolio credit quality, maturity and liquidity requirements for money market funds. None of these changes in regulation affect the financial statements.

22	Western Asset Institutional Liquid Reserves 2010 Annual Report

Report of independent registered public accounting firm

The Board of Trustees and Shareholders

Legg Mason Partners Institutional Trust:

We have audited the accompanying statement of assets and liabilities of Western Asset Institutional Liquid Reserves (formerly Western Asset / CitiSM Institutional Liquid Reserves), a series of Legg Mason Partners Institutional Trust, as of August 31, 2010, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Western Asset Institutional Liquid Reserves as of August 31, 2010, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

October 20, 2010

Western Asset Institutional Liquid Reserves 2010 Annual Report	23

Schedule of investments

August 31, 2010

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Short-Term Investments — 100.0%
Bank Notes — 1.8%
Bank of America N.A.	0.530%	9/7/10	$235,000,000	$235,000,000
Bank of America N.A.	0.362%	1/27/11	400,000,000	400,000,000	(a)

Total Bank Notes				635,000,000

Certificates of Deposit — 30.5%
Abbey National Treasury Services PLC	0.630%	11/30/10	200,000,000	200,007,483
Abbey National Treasury Services PLC	0.335%	12/9/10	285,000,000	285,000,000	(a)
Banco Santander	0.650%	10/4/10	255,000,000	255,000,000
Bank of Montreal	0.340%	9/8/10	310,000,000	310,000,000
Bank of Montreal	0.380%	10/20/10	500,000,000	500,000,000
Bank of Nova Scotia	0.400%	10/27/10	200,000,000	200,000,000
Bank of Tokyo Mitsubishi	0.550%	9/24/10	150,000,000	150,000,000
Bank of Tokyo Mitsubishi	0.550%	1/28/11	275,000,000	275,000,000
Barclays Bank PLC	0.590%	1/11/11	250,000,000	250,000,000	(a)
BNP Paribas NY Branch	0.610%	2/2/11	360,000,000	360,000,000
BNP Paribas NY Branch	0.540%	2/10/11	60,000,000	60,000,000
BNP Paribas NY Branch	0.610%	5/16/11	125,000,000	125,000,000
BNP Paribas NY Branch	0.538%	6/22/11	400,000,000	400,000,000	(a)
Canadian Imperial Bank	0.512%	7/1/11	350,000,000	350,000,000	(a)
Citibank N.A.	0.510%	9/22/10	175,000,000	175,000,000
Citibank N.A.	0.710%	12/22/10	175,000,000	175,000,000
Credit Agricole SA	0.640%	2/3/11	650,000,000	650,000,000
Credit Suisse NY	0.500%	9/8/10	400,000,000	400,000,000
Credit Suisse NY	0.320%	1/5/11	100,000,000	100,000,000	(a)
Deutsche Bank AG NY	0.520%	9/7/10	165,000,000	165,000,000
Deutsche Bank AG NY	0.400%	2/18/11	325,000,000	325,000,000
Deutsche Bank AG NY	0.508%	8/24/11	325,000,000	325,000,000	(a)
DnB NOR Bank ASA	0.587%	9/10/10	150,000,000	150,000,000	(a)
DnB NOR Bank ASA	0.340%	9/24/10	125,000,000	125,000,000
Lloyds Bank PLC	0.530%	10/18/10	350,000,000	350,000,000
Lloyds Bank PLC	0.510%	10/22/10	375,000,000	375,000,000
Natixis NY	0.650%	10/22/10	500,000,000	500,000,000
Nordea Bank Finland PLC	0.360%	9/30/10	200,000,000	200,001,608
Nordea Bank Finland PLC	0.500%	12/10/10	100,000,000	100,008,318
Rabobank Nederland NY	0.520%	9/14/10	253,000,000	253,010,826
Rabobank Nederland NY	0.405%	10/22/10	150,000,000	150,001,060
Royal Bank of Scotland	0.750%	1/28/11	500,000,000	500,000,000
Royal Bank of Scotland	0.511%	8/10/11	250,000,000	250,000,000	(a)
Royal Bank of Scotland PLC	0.439%	8/23/11	85,000,000	85,000,000	(a)
Societe Generale NY	1.335%	5/5/11	150,000,000	150,000,000	(a)
State Street Bank & Trust	0.320%	9/7/10	150,000,000	150,000,000
State Street Bank & Trust	0.400%	10/22/10	145,000,000	145,000,000
State Street Bank & Trust	0.700%	1/12/11	100,000,000	100,000,000
Sumitomo Mitsui Banking Corp.	0.400%	10/20/10	106,000,000	106,000,000
Svenska Handelsbanken NY	0.345%	9/24/10	200,000,000	200,000,000
Svenska Handelsbanken NY	0.360%	10/8/10	200,000,000	200,000,000

See Notes to Financial Statements.

24	Liquid Reserves Portfolio 2010 Annual Report

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Certificates of Deposit — continued
Svenska Handelsbanken NY	0.610%	1/7/11	$100,000,000	$100,003,545
Toronto Dominion Bank NY	0.400%	10/28/10	100,000,000	100,000,000
UBS AG Stamford Branch	0.780%	1/21/11	175,000,000	175,000,000
UBS AG Stamford Branch	0.625%	4/26/11	305,000,000	305,000,000	(a)
UBS AG Stamford Branch	0.650%	5/11/11	85,000,000	85,000,000

Total Certificates of Deposit				10,889,032,840

Certificates of Deposit (Euro) — 1.9%
ING Bank	0.700%	1/18/11	250,000,000	250,004,810
ING Bank	0.650%	2/2/11	225,000,000	225,009,594
ING Bank	0.590%	2/11/11	200,000,000	200,009,029

Total Certificates of Deposit (Euro)				675,023,433

Commercial Paper — 33.2%
ANZ National International Ltd.	0.381%	10/6/10	300,000,000	299,889,167	(b)(c)
ANZ National International Ltd.	0.421%	10/25/10	200,000,000	199,874,000	(b)(c)
ANZ National International Ltd.	0.425%	12/3/10	160,000,000	160,000,000	(a)(b)
ASB Finance Ltd.	0.344%	1/25/11	100,000,000	100,000,000	(a)(b)
ASB Finance Ltd.	0.410%	3/30/11	150,000,000	150,000,000	(a)(b)
ASB Finance Ltd.	0.494%	8/12/11	100,000,000	100,009,004	(a)
Banco Bilbao Vicaya	0.500%	9/7/10	625,000,000	624,947,917	(c)
Banco Bilbao Vicaya	0.681%	11/5/10	100,000,000	99,877,222	(c)
Bank of Nova Scotia	0.200%	9/1/10	499,200,000	499,200,000	(c)
Barclays U.S. Funding LLC	0.451%	9/23/10	100,000,000	99,972,500	(c)
Barclays U.S. Funding LLC	0.501%	10/15/10	515,000,000	514,685,277	(c)
BNZ International Funding Ltd.	0.376%	1/12/11	125,000,000	125,000,000	(a)(b)
BNZ International Funding Ltd.	0.347%	1/19/11	150,000,000	150,000,176	(a)(b)
BNZ International Funding Ltd.	0.501%	2/3/11	108,000,000	107,767,500	(c)
BNZ International Funding Ltd.	0.441%	2/17/11	125,000,000	124,741,806	(c)
Commerzbank U.S. Finance	0.420%	11/9/10	825,000,000	824,335,877	(c)
Commonwealth Bank of Australia	0.295%	9/8/10	75,000,000	74,995,698	(b)(c)
Commonwealth Bank of Australia	0.438%	8/4/11	80,000,000	80,000,000	(a)
Danske Corp.	0.576%	9/28/10	283,000,000	282,877,956	(b)(c)
Danske Corp.	0.501%	11/12/10	450,000,000	449,549,999	(b)(c)
Danske Corp.	0.632%	1/18/11	40,000,000	39,902,700	(b)(c)
Danske Corp.	0.511%	2/23/11	94,125,000	93,891,648	(c)
Dexia Delaware	0.380%	9/3/10	500,000,000	499,989,444	(c)
DnB NOR Bank ASA	0.361%	10/7/10	250,000,000	249,910,000	(b)(c)
DnB NOR Bank ASA	0.375%	4/21/11	300,000,000	300,000,000	(a)(b)
DnB NOR Bank ASA	0.380%	8/29/11	50,000,000	50,000,000	(a)
General Electric Capital Corp.	0.501%	1/21/11	200,000,000	199,605,556	(c)
General Electric Capital Corp.	0.431%	3/4/11	220,000,000	219,516,489	(c)
General Electric Co.	0.200%	9/1/10	400,000,000	400,000,000	(c)
Honeywell International Inc.	0.604%	9/28/10	4,300,000	4,298,065	(b)(c)
Honeywell International Inc.	0.604%	9/29/10	50,000,000	49,976,667	(b)(c)
ING U.S. Funding LLC	0.582%	11/5/10	100,000,000	99,895,278	(c)
Intesa Funding LLC	0.460%	11/1/10	500,000,000	499,610,277	(c)
Natexis Banques Populaires U.S.	0.611%	10/1/10	100,000,000	99,949,167	(c)

See Notes to Financial Statements.

Liquid Reserves Portfolio 2010 Annual Report	25

Schedule of investments (cont’d)

August 31, 2010

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Commercial Paper — continued
Natexis Banques Populaires U.S.	0.732%	12/13/10	$175,000,000	$174,634,494	(c)
Novartis Financial Corp.	0.482%	5/2/11	165,000,000	164,465,400	(c)
Novartis Financial Corp.	0.482%	5/9/11	100,000,000	99,666,667	(c)
Skandinaviska Enskilda Banken AG	0.601%	10/12/10	158,000,000	157,892,033	(b)(c)
Skandinaviska Enskilda Banken AG	0.601%	11/19/10	100,000,000	99,868,334	(b)(c)
Skandinaviska Enskilda Banken AG	0.551%	12/1/10	325,000,000	324,548,159	(c)
Skandinaviska Enskilda Banken AG	0.541%	12/2/10	200,000,000	199,724,000	(c)
Societe De Prise	0.526%	9/8/10	300,000,000	299,969,375	(b)(c)
Societe De Prise	0.526%	9/9/10	10,000,000	9,998,833	(b)(c)
Societe Generale N.A.	0.240%	9/1/10	350,000,000	350,000,000	(c)
Societe Generale N.A.	0.506%	2/4/11	575,000,000	573,741,710	(c)
State Street Corp.	0.451%	2/4/11	125,000,000	124,756,250	(c)
State Street Corp.	0.401%	2/14/11	100,000,000	99,815,556	(c)
State Street Corp.	0.401%	10/22/10	132,000,000	131,925,200	(c)
Swedbank	0.681%	10/1/10	170,000,000	169,903,667	(c)
Swedbank	0.681%	10/4/10	170,000,000	169,894,033	(c)
Swedbank	0.681%	10/5/10	100,000,000	99,935,778	(c)
Swedbank	0.445%	11/22/10	135,000,000	134,863,162	(c)
Swedbank	0.446%	11/24/10	175,000,000	174,818,292	(c)
Swedish Export Credit	0.381%	10/6/10	145,000,000	144,946,431	(c)
UBS Finance Delaware LLC	0.506%	10/1/10	250,000,000	249,894,791	(c)

Total Commercial Paper				11,829,531,555

Corporate Bonds & Notes — 7.0%
Bank of America N.A.	0.763%	6/22/11	230,000,000	230,047,302	(a)(b)
Berkshire Hathaway Finance Corp.	0.828%	1/11/11	50,000,000	50,058,979	(a)
Berkshire Hathaway Inc., Senior Notes	0.391%	2/10/11	160,000,000	160,000,000	(a)
Commonwealth Bank of Australia	0.493%	9/27/11	100,000,000	100,000,000	(a)(b)
JPMorgan Chase Bank N.A.	0.265%	1/21/11	362,000,000	361,992,561	(a)
National Australia Bank NY	0.362%	8/19/11	310,000,000	310,000,000	(a)(b)
Nordea Bank AB	0.392%	9/16/11	300,000,000	300,000,000	(a)(b)
Rabobank Nederland NV	0.446%	9/16/11	225,000,000	225,000,000	(a)(b)
Societe Generale	0.552%	8/19/11	100,000,000	100,000,000	(a)
Svenska Handelsbanken AB	0.448%	2/9/11	150,000,000	150,000,000	(a)(b)
Toyota Motor Credit Corp.	0.293%	1/10/11	300,000,000	300,000,000	(a)
Wal-Mart Stores Inc.	5.482%	6/1/11	100,000,000	103,545,260
Westpac Banking Corp.	0.558%	11/26/10	105,000,000	104,991,419	(a)

Total Corporate Bonds & Notes				2,495,635,521

Medium-Term Notes — 1.4%
American Honda Finance Corp.	0.340%	1/11/11	250,000,000	250,000,000	(a)(b)
Westpac Banking Corp.	0.665%	4/19/11	250,000,000	250,143,354	(a)(b)

Total Medium-Term Notes				500,143,354

Time Deposits — 7.8%
Branch Banking and Trust Grand Cayman	0.190%	9/1/10	325,294,000	325,294,000
Citibank Nassau	0.230%	9/1/10	500,000,000	500,000,000
Credit Agricole Grand Cayman	0.230%	9/1/10	550,000,000	550,000,000
Dexia Credit Local NY	0.250%	9/1/10	350,000,000	350,000,000

See Notes to Financial Statements.

26	Liquid Reserves Portfolio 2010 Annual Report

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Time Deposits — continued
ING Bank Grand Cayman	0.230%	9/1/10	$206,000,000	$206,000,000
National Bank of Canada	0.200%	9/1/10	200,000,000	200,000,000
Natixis Grand Cayman	0.250%	9/1/10	450,000,000	450,000,000
Royal Bank of Canada NY	0.210%	9/1/10	200,000,000	200,000,000

Total Time Deposits				2,781,294,000

U.S. Government Agencies — 0.6%
Federal Farm Credit Bank (FFCB)	0.500%	5/2/12	75,000,000	75,000,000	(a)
Federal National Mortgage Association (FNMA), Notes	0.285%	8/23/12	135,000,000	134,918,930	(a)

Total U.S. Government Agencies				209,918,930

U.S. Treasury Bills — 3.5%
U.S. Treasury Bills	0.200 - 0.205%	12/23/10	1,245,000,000	1,244,210,648	(c)
U.S. Treasury Notes — 2.5%
U.S. Treasury Notes	2.000%	9/30/10	300,000,000	300,424,193
U.S. Treasury Notes	0.875%	1/31/11	200,000,000	200,521,201
U.S. Treasury Notes	0.875%	2/28/11	200,000,000	200,593,622
U.S. Treasury Notes	0.875%	3/31/11	200,000,000	200,649,749

Total U.S. Treasury Notes				902,188,765

Repurchase Agreements — 9.8%
Barclays Capital Inc., tri-party repurchase agreement dated 8/31/10; Proceeds at maturity — $3,500,023,333; (Fully collateralized by various U.S. government obligations, 0.750% to 3.500% due 12/31/11 to 2/15/18; Market value — $3,570,000,072)	0.240%	9/1/10	3,500,000,000	3,500,000,000
Total Investments — 100.0% (Cost — $35,661,979,046#)				35,661,979,046

Other Assets in Excess of Liabilities — 0.0%				13,429,401

Total Net Assets — 100.0%				$35,675,408,447

(a)	Variable rate security. Interest rate disclosed is that which is in effect at August 31, 2010.
(b)

Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.

(c)	Rate shown represents yield-to-maturity.
#	Aggregate cost for federal income tax purposes is substantially the same.

See Notes to Financial Statements.

Liquid Reserves Portfolio 2010 Annual Report	27

Statement of assets and liabilities

August 31, 2010

Assets:
Investments, at value	$35,661,979,046
Cash	785
Interest receivable	16,584,348

Total Assets	35,678,564,179

Liabilities:
Investment management fee payable	2,913,483
Trustees’ fees payable	11,684
Accrued expenses	230,565

Total Liabilities	3,155,732

Total Net Assets	$35,675,408,447

Represented by:
Paid-in Capital	$35,675,408,447

See Notes to Financial Statements.

28	Liquid Reserves Portfolio 2010 Annual Report

Statement of operations

For the Year Ended August 31, 2010

Investment Income:
Interest	$141,213,616

Expenses:
Investment management fee (Note 2)	38,156,063
Legal fees	551,602
Trustees’ fees	548,193
Custody fees	192,304
Audit and tax	45,100
Miscellaneous expenses	29,239

Total Expenses	39,522,501

Less: Fee waivers and/or expense reimbursements (Note 2)	(1,366,439)
Net Expenses	38,156,062

Net Investment Income	103,057,554

Net Realized Gain on Investments	3,445,207

Increase in Net Assets From Operations	$106,502,761

See Notes to Financial Statements.

Liquid Reserves Portfolio 2010 Annual Report	29

Statements of changes in net assets

For the Years Ended August 31,	2010	2009

Operations:
Net investment income	$103,057,554	$519,018,984
Net realized gain	3,445,207	10,613,541
Change in net unrealized appreciation (depreciation)	—	147,597,521
Increase in Net Assets From Operations	106,502,761	677,230,046

Capital Transactions:
Proceeds from contributions	82,457,700,824	76,815,121,758
Value of withdrawals	(81,686,180,340)	(97,066,815,677)
Increase (Decrease) in Net Assets From Capital Transactions	771,520,484	(20,251,693,919)
Increase (Decrease) in Net Assets	878,023,245	(19,574,463,873)

Net Assets:
Beginning of year	34,797,385,202	54,371,849,075
End of year	$35,675,408,447	$34,797,385,202

See Notes to Financial Statements.

30	Liquid Reserves Portfolio 2010 Annual Report

Financial highlights

For the years ended August 31:	2010	2009	2008	2007	2006

Net assets, end of year (millions)	$35,675	$34,797	$54,372	$50,645	$32,230

Total return[1]	0.28%	1.57%[2]	4.00%[2]	5.40%	4.53%

Ratios to average net assets:
Gross expenses	0.10%	0.11%	0.11%	0.10%[3]	0.12%
Net expenses [4,5,6]	0.10	0.10	0.08	0.09 [3]	0.09
Net investment income	0.27	1.67	3.97	5.26	4.33

[1]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[2]	If the Portfolio had not entered into the Letter and Capital Support Agreements related to certain investments in structured securities, the total return would have been lower.
[3]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Portfolio during the period. Without these fees, the gross and net expense ratios would have been the same.

[4]	As a result of a voluntary expense limitation, the ratio of expenses, other than brokerage, interest, taxes and extraordinary expenses, to average net assets of the Portfolio will not exceed 0.10%.
[5]	Reflects fee waivers and/or expense reimbursements.
[6]	The impact of compensating balance arrangements, if any, was less than 0.01%.

See Notes to Financial Statements.

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Notes to financial statements

1. Organization and significant accounting policies

Liquid Reserves Portfolio (the “Portfolio”) is a separate investment series of Master Portfolio Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as open-end management investment company. The Declaration of Trust permits the Trustees to issue beneficial interests in the Portfolio. At August 31, 2010, all investors in the Portfolio were funds advised or administered by the manager of the Portfolio and/or its affiliates.

The following are significant accounting policies consistently followed by the Portfolio and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. In accordance with Rule 2a-7 under the 1940 Act, money market instruments are valued at amortized cost, which approximates market value. This method involves valuing portfolio securities at their cost and thereafter assuming a constant amortization to maturity of any discount or premium. The Portfolio’s use of amortized cost is subject to its compliance with certain conditions as specified by Rule 2a-7 under the 1940 Act.

The Portfolio has adopted Financial Accounting Standards Board Codification Topic 820 (formerly, Statement of Financial Accounting Standards No. 157) (“ASC Topic 820”). ASC Topic 820 establishes a single definition of fair value, creates a three-tier hierarchy as a framework for measuring fair value based on inputs used to value the Portfolio’s investments, and requires additional disclosure about fair value. The hierarchy of inputs is summarized below.

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Portfolio’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

The Portfolio uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of the security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

The following is a summary of the inputs used in valuing the Portfolio’s assets carried at fair value:

Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Short-term investments†	—	$35,661,979,046	—	$35,661,979,046

†	See Schedule of Investments for additional detailed categorizations.

(b) Repurchase agreements. The Portfolio may enter into repurchase agreements with institutions that its investment adviser has determined are creditworthy. Each repurchase agreement is recorded at cost. Under the terms of a typical repurchase agreement, the Portfolio acquires a debt security subject to an obligation of the seller to repurchase, and of the Portfolio to resell, the security at an agreed-upon price and time, thereby determining the yield during the Portfolio’s holding period. When entering into repurchase agreements, it is the Portfolio’s policy that its custodian or a third party custodian, acting on the Portfolio’s behalf, take possession of the underlying collateral securities, the market value of which,

32	Liquid Reserves Portfolio 2010 Annual Report

at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction maturity exceeds one business day, the value of the collateral is marked to market and measured against the value of the agreement in an effort to ensure the adequacy of the collateral. If the counterparty defaults, the Portfolio generally has the right to use the collateral to satisfy the terms of the repurchase transaction. However, if the market value of the collateral declines during the period in which the Portfolio seeks to assert its rights or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Portfolio may be delayed or limited.

(c) Interest income and expenses. Interest income consists of interest accrued and discount earned (including both original issue and market discount adjusted for amortization of premium) on the investments of the Portfolio. Expenses of the Portfolio are accrued daily. The Portfolio bears all costs of its operations other than expenses specifically assumed by the manager.

(d) Credit and market risk. Investments in securities that are collateralized by residential real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments and may result in a lack of correlation between their credit ratings and values.

(e) Compensating balance arrangements. The Portfolio has an arrangement with its custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Portfolio’s cash on deposit with the bank.

(f) Income taxes. The Portfolio is classified as a partnership for federal income tax purposes. As such, each investor in the Portfolio is treated as owner of its proportionate share of the net assets, income, expenses and realized gains and losses of the Portfolio. Therefore, no federal income tax provision is required. It is intended that the Portfolio’s assets will be managed so an investor in the Portfolio can satisfy the requirements of Subchapter M of the Internal Revenue Code.

Management has analyzed the Portfolio’s tax positions taken on federal income tax returns for all open tax years and has concluded that as of August 31, 2010, no provision for income tax is required in the Portfolio’s financial statements. The Portfolio’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by Internal Revenue Service and state departments of revenue.

(g) Other. Purchases, maturities and sales of money market instruments are accounted for on the date of the transaction. Realized gains and losses are calculated on the identified cost basis.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Portfolio’s investment manager and Western Asset Management Company (“Western Asset”) is the Portfolio’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreement, the Portfolio pays an investment management fee, calculated daily and paid monthly, at an annual rate of 0.10% of the Portfolio’s average daily net assets.

LMPFA provides administrative and certain oversight services to the Portfolio. LMPFA delegates to the subadviser the day-to-day portfolio management of the Portfolio. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Portfolio.

During the year ended August 31, 2010, the Portfolio had a voluntary expense limitation in place of 0.10% of the Portfolio’s average daily net assets. This arrangement may be reduced or terminated under certain circumstances.

Liquid Reserves Portfolio 2010 Annual Report	33

Notes to financial statements (cont’d)

During the year ended August 31, 2010, fees waived and/or expenses reimbursed amounted to $1,366,439.

The manager is permitted to recapture amounts previously forgone or reimbursed to the Portfolio during the same fiscal year if the Portfolio’s total annual operating expenses have fallen to a level below the expense limitation (“expense cap”) in effect at the time the fees were earned or the expense incurred. In no case will the manager recapture any amount that would result, on any particular business day of the Portfolio, in the Portfolio’s total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Derivative instruments and hedging activities

Financial Accounting Standards Board Codification Topic 815 (formerly, Statement of Financial Accounting Standards No. 161) requires enhanced disclosure about an entity’s derivative and hedging activities.

During the year ended August 31, 2010 the Portfolio did not invest in derivative instruments and does not have any intention to do so in the future.

4. Legal matters

Beginning in May 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (“CGM”), a former distributor of the Fund and other affiliated funds (collectively, the “Funds”) and a number of its then affiliates, including Smith Barney Fund Management LLC (“SBFM”) and Salomon Brothers Asset Management Inc. (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to replead as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against Citigroup Asset Management, SBAM and SBFM as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Fund was not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the funds or any

34	Liquid Reserves Portfolio 2010 Annual Report

of their Board Members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

On December 3, 2007, the court granted the Defendants’ motion to dismiss, with prejudice. On January 2, 2008, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals. The appeal was fully briefed and oral argument before the U.S. Court of Appeals for the Second Circuit took place on March 5, 2009. The parties currently are awaiting a decision from the U.S. Court of Appeals for the Second Circuit.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed in the future.

5. Other matters

On or about May 30, 2006, John Halebian, a purported shareholder of Western Asset New York Tax Free Money Market Fund (prior to May 31, 2010, the Fund was known as Western Asset / CitiSM New York Tax Free Reserves, and prior to June 1, 2009, as CitiSM New York Tax Free Reserves), a series of Legg Mason Partners Money Market Trust, formerly a series of CitiFunds Trust III (the “Subject Trust”), filed a complaint in the United States District Court for the Southern District of New York against the independent trustees of the Subject Trust (Elliott J. Berv, Donald M. Carlton, A. Benton Cocanougher, Mark T. Finn, Stephen Randolph Gross, Diana R. Harrington, Susan B. Kerley, Alan G. Merten and R. Richardson Pettit).

The Subject Trust is also named in the complaint as a nominal defendant. The complaint alleges both derivative claims on behalf of the Subject Trust and class claims on behalf of a putative class of shareholders of the Subject Trust in connection with the 2005 sale of Citigroup’s asset management business to Legg Mason and the related approval of new investment advisory agreements by the trustees and shareholders. In the derivative claim, the plaintiff alleges, among other things, that the independent trustees breached their fiduciary duty to the Subject Trust and its shareholders by failing to negotiate lower fees or seek competing bids from other qualified investment advisers in connection with Citigroup’s sale to Legg Mason. In the claims brought on behalf of the putative class of shareholders, the plaintiff alleges that the independent trustees violated the proxy solicitation requirements of the 1940 Act, and breached their fiduciary duty to shareholders, by virtue of the voting procedures, including “echo voting,” used to obtain approval of the new investment advisory agreements and statements made in a proxy statement regarding those voting procedures. The plaintiff alleges that the proxy statement was misleading because it failed to disclose that the voting procedures violated the 1940 Act. The relief sought includes an award of damages, rescission of the advisory agreement, and an award of costs and attorney fees.

In advance of filing the complaint, Mr. Halebian’s lawyers made written demand for relief on the Board of the Subject Trust, and the Board’s independent trustees formed a demand review committee to investigate the matters raised in the demand, and subsequently in the complaint, and recommend a course of action to the Board. The committee, after a thorough review, determined that the independent trustees did not breach their fiduciary duties as alleged by Mr. Halebian, and that the action demanded by Mr. Halebian would not be in the best interests of the Subject Trust. The Board of the Subject Trust (the trustee who is an “interested person” of the Subject Trust, within the meaning of the 1940 Act, having recused himself from the matter), after receiving and considering the committee’s report and based upon the findings of the committee, subsequently also determined and, adopting the recommendation of the committee, directed counsel to move to dismiss Mr. Halebian’s complaint. A motion to dismiss was filed on October 23, 2006. Opposition papers were filed on or about December 7, 2006. The complaint was dismissed on July 31, 2007. Mr. Halebian filed an appeal in the U.S. Court of Appeals for the Second Circuit. On December 29, 2009, the U.S. Court of Appeals for the Second Circuit reserved judgment after determining that the propriety of the district court’s dismissal depended upon an unsettled question of Massachusetts state law regarding the statute governing derivative proceedings was better addressed by a Massachusetts court and certified the question to the

Liquid Reserves Portfolio 2010 Annual Report	35

Notes to financial statements (cont’d)

Massachusetts Supreme Judicial Court. On August 23, 2010, the Massachusetts Supreme Judicial Court answered the certified question, concluding that a derivative action must be dismissed under applicable state law following a corporation’s independent determination, made in good faith and after reasonable inquiry, that maintenance of the derivative proceeding is not in the best interests of the corporation, regardless whether the derivative complaint has been filed before or after the corporation’s rejection of the shareholder’s demand. The answer will be conveyed to the U.S. Court of Appeals for the Second Circuit and the parties await a decision of that Court.

6. Regulatory matter

The Securities and Exchange Commission (“SEC”) adopted amendments to Rule 2a-7 and certain other rules under the 1940 Act concerning the operation and regulation of money market funds. These new rules and amendments became effective May 5, 2010, unless otherwise specified in the rule release. The rule amendments and new rule, among other things, tighten portfolio credit quality, maturity and liquidity requirements for money market funds. None of these changes in regulation affect the financial statements.

36	Liquid Reserves Portfolio 2010 Annual Report

Report of independent registered public accounting firm

The Board of Trustees and Investors

Master Portfolio Trust:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Liquid Reserves Portfolio, a series of Master Portfolio Trust, as of August 31, 2010, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Portfolio’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2010, by correspondence with the custodian and broker. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Liquid Reserves Portfolio as of August 31, 2010, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

October 20, 2010

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